UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2018

MarineMax, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		727-531-1700

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Rebecca White

On May 23, 2018, the Company’s Board of Directors elected Rebecca White to its Board of Directors and appointed Ms. White to serve on the Board’s Compensation Committee and Nominating Committee effective immediately as of such date. Ms. White currently serves as Walter Chair of Entrepreneurship, Professor of Entrepreneurship and Director of the John P. Lowth Entrepreneurship Center at the University of Tampa and has been teaching at the University of Tampa since 2009. Prior to the University of Tampa, Ms. White taught at Northern Kentucky University from 1994 to 2009 and built a top 25 nationally ranked entrepreneurship program. She received an MBA and a Ph.D. from Virginia Polytech Institute and State University. Her primary research and teaching interests are in opportunity recognition and developing an entrepreneurial mindset. She has served on a number of company, non-profit and industry association boards over the past 15 years and is an active member of the National Association of Corporate Directors. Ms. White has more than 25 years of experience in education, training, coaching and mentoring.

William H. McGill, Jr., Chairman and Chief Executive Officer of the Company, stated, “We are very excited and honored to have Rebecca join our Board of Directors.  We are confident that she will be a strong addition to our Board.  Her mentoring model and experience helping business leaders achieve their strategic goals will complement our ongoing efforts to profitably grow MarineMax.  On behalf of the Board, we welcome Rebecca and look forward to her future contributions to the Company.”

There is no arrangement or understanding pursuant to which Ms. White was selected as a director. There are no related party transactions between the Company and Ms. White that are reportable under Item 404(a) of Regulation S-K. The compensation of Ms. White will be consistent with that provided to all non-employee directors, as described in our most recent proxy statement filed with the Securities and Exchange Commission on December 28, 2017.

Item 7.01 Regulation FD Disclosure.

On May 24, 2018, the Company issued a press release announcing the election of Ms. White to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated May 24, 2018, entitled "MarineMax Elects New Member to Its Board of Directors."

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated May 24, 2018, entitled “MarineMax Elects New Member to Its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.
	By:	/s/ Michael H. McLamb Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary
May 30, 2018